EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of RITA Medical Systems, Inc. of our report dated February 26, 2002, except for Notes 6, 9, 12, and 17 to the consolidated financial statements included in Horizon Medical Products, Inc.’s Registration Statement on Form S-1/A dated September 11, 2002, as to which the date is April 15, 2002 and Note 18 to the consolidated financial statements included in Horizon Medical Products, Inc.’s Registration Statement on Form S-1/A dated September 11, 2002, as to which the date is September 9, 2002, and our report dated September 9, 2002 relating to Horizon Medical Products, Inc.’s consolidated financial statement schedule as of December 31, 2001 and for the year ended December 31, 2001, which appear in the Current Report on Form 8-K of RITA Medical Systems, Inc. dated July 29, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Birmingham, Alabama
August 31, 2005